Exhibit 99.1

NEWS RELEASE for April 16, 2007 at 8:00 AM ET

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Michael Mason (Investors) michaelm@allencaron.com	Francis X. Shea, EVP, Chief Risk & Administrative Officer
	(212) 691-8087	fshea@wfscorp.com
(305) 428-8000

WORLD FUEL SERVICES APPOINTS NEW CHIEF FINANCIAL OFFICER

MIAMI, FL (April 16, 2007) World Fuel Services Corporation (NYSE:INT) announced today that Ira M. Birns has joined the Company as Executive Vice President and Chief Financial Officer. Mr. Francis X. Shea, who was previously serving as Interim Chief Financial Officer, will remain as Executive Vice President and Chief Risk and Administrative Officer.

Mr. Birns joins World Fuel Services from Arrow Electronics, Inc. (NYSE: ARW) where he served as Vice President and Treasurer and Vice President of Investor Relations. Arrow Electronics is a major global provider to industrial and commercial users of electronic components and computer products, with revenues of $13.6 billion in 2006 and operations in 55 countries. During his 18 year career at Arrow, Mr. Birns was a core member of the management team that grew Arrow’s equity market capitalization from $35 million to $4.9 billion through organic growth and more than 75 acquisitions. In his role as Vice President and Treasurer, Mr. Birns oversaw the raising of capital required to fund growth, managed Arrow’s debt and liquidity positions, as well as the credit risk for Arrow’s largest global customers. Mr. Birns also managed all aspects of Arrow’s investor relations activity. During his tenure at Arrow, Mr. Birns also spearheaded many internal initiatives to enhance the company’s financial health and profitability through increases in productivity, tighter cost management and better internal reporting. Mr. Birns holds a Bachelors Degree in Accounting from Hofstra University and is a Certified Public Accountant as well as a Certified Treasury Professional. He is also a Board Member and former Vice Chairman of the Association for Finance Professionals.

“We are pleased to welcome Ira to World Fuel’s senior management team,” said Paul Stebbins, Chairman and Chief Executive Officer. “Ira brings with him tremendous capabilities in the areas of finance, operations and business strategy, and we believe his experience with Arrow will prove invaluable as we continue the Company’s growth.”

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 44 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

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